As filed with the Securities and Exchange Commission on October 10, 2024
Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3025618
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3515 Lyman Boulevard
Chaska, Minnesota 55318
(Address of principal executive offices and zip code)
____________________________

Lifecore Biomedical, Inc. Equity Inducement Plan
(Full Title of the Plan)
____________________________

Copy of all communications to:

Ryan D. Lake	April Hamlin
Chief Financial Officer	Ballard Spahr LLP
Lifecore Biomedical, Inc.	2000 IDS Center
3515 Lyman Boulevard	80 South 8th Street
Chaska, Minnesota 55318	Minneapolis, MN 55402
(952) 368-4300	(612) 371-3211
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Lifecore Biomedical, Inc. (the “Company” or “Registrant”) for the purpose of registering 3,475,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that may be issued pursuant to awards under the Company’s Equity Inducement Plan adopted March 20, 2024 (the “Plan”), which represents the 3,500,000 shares reserved for issuance under the Plan less the 25,000 shares issued without registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

(a)The Registrant’s Annual Report on Form 10-K for the year ended May 26, 2024, filed on August 26, 2024;
(b)The Registrant’s definitive proxy statement filed on September 23, 2024 for its Annual Meeting of Stockholders to be held on November 7, 2024;
(c)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 25, 2024, filed on October 4, 2024;
(d)The Registrant’s Current Reports on Form 8-K filed (but not furnished) on June 7, 2024, July 1, 2024, July 12, 2024, July 24, 2024, August 21, 2024, August 29, 2024, September 12, 2024, September 23, 2024, and October 4, 2024; and
(e)The Registrant’s Registration Statement on Form 8-A filed with the Commission on December 21, 1995 (File No. 000-27446) relating to the Registrant’s common stock, as updated by “Description of Capital Stock” filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended May 26, 2024, filed on August 26, 2024 (File No. 000-27446), and any amendment or report filed for the purpose of updating such description.
All documents subsequently filed (but not furnished) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the completion or termination of this offering of securities will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of these documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to such specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 and/or Item 7.01 of Current Report on Form 8-K and any corresponding exhibits thereto be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits a corporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty through its certificate of incorporation, except:

•for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or
•for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as the same may be amended from time to time, a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s Certificate of Incorporation further provides that, to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of and advancement of expenses to such agents (and any other persons to which Delaware law permits the Registrant to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

The Registrant’s bylaws provide that the Registrant will, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

The Registrant’s bylaws additionally provide that expenses incurred in defending any action or proceeding for which indemnification is required pursuant to the Registrant’s bylaws will be paid by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking.

The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers to the fullest extent permitted by Delaware law. The Registrant also maintains directors’ and officers’ liability insurance which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2008.
3.2	Certificate of Amendment to Certificate Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022.
3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 21, 2024.

3.4	Amended and Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 16, 2012.
3.5	Amendment No. 1 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2019.
3.6	Amendment No. 2 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2019.
3.7	Amendment No. 3 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 19, 2020.
3.8	Amendment No. 4 to By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 16, 2022.
3.9
Certificate of Designations of Lifecore Biomedical, Inc., dated January 9, 2023, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 10, 2023.

5.1*	Opinion of Ballard Spahr LLP.
10.1+	Lifecore Biomedical, Inc. Equity Inducement Plan, incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on March 21, 2024).
23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.2*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm.
23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on signature page hereto).
107.1*	Filing Fee Table.

*    Filed herewith.
+    Indicates management contract or compensatory plan or arrangement.

Item 9.        Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on October 10, 2024.

LIFECORE BIOMEDICAL, INC.

By	/s/ Paul Josephs
Paul Josephs
President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned officers and directors of Lifecore Biomedical, Inc. hereby constitute and appoint Paul Josephs and Ryan D. Lake, each acting alone, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 10, 2024.

/s/ Paul Josephs	President and Chief Executive Officer (Principal
Paul Josephs	Executive Officer) and Director

/s/ Ryan D. Lake	Chief Financial Officer
Ryan D. Lake	(Principal Financial and Accounting Officer)

/s/ Humberto C. Antunes	Director
Humberto C. Antunes

/s/ Jason Aryeh	Director
Jason Aryeh

/s/ Raymond Diradoorian	Director
Raymond Diradoorian

/s/ Jeffrey L. Edwards	Director
Jeffrey L. Edwards

/s/ Katrina L. Houde	Director
Katrina L. Houde

/s/ Paul H. Johnson	Director
Paul H. Johnson

/s/ Christopher Kiper	Director
Christopher Kiper

/s/ Matthew Korenberg	Director
Matthew Korenberg

/s/ Nelson Obus	Director
Nelson Obus

/s/ Joshua E. Schechter	Director
Joshua E. Schechter